AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON APRIL 21, 2011
Registration Statement No. 333-__________

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

REHABCARE GROUP, INC.
(Exact name of Registrant as specified in its charter)

Delaware	51-0265872
(State of incorporation)	I.R.S. Employer Identification No.

7733 Forsyth Boulevard, Suite 2300 St. Louis, Missouri (Address of Principal Executive Offices)	63105 (Zip Code)
AMENDED AND RESTATED
2006 EQUITY INCENTIVE PLAN
(Full title of the plan)
Patricia S. Williams, Esq.
Senior Vice President, General Counsel and Corporate Secretary
7733 Forsyth Boulevard, Suite 2300
St. Louis, Missouri 63105
(Name and address of agent for service)
(800) 677-1238
(Telephone number, including area code, of agent for service)
Copy to:
David W. Braswell, Esq.
Armstrong Teasdale LLP
7700 Forsyth Boulevard, Suite 1800
St. Louis, Missouri 63105
Phone: (314) 621-5070
Facsimile: (314) 621-5065
Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, or a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☑	Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)
CALCULATION OF REGISTRATION FEE

		Proposed maximum	Proposed maximum
Title of securities	Amount to be	offering price per	aggregate offering	Amount of
to be registered	registered	unit (1)	price (1)	registration fee
Common stock, par value $0.01 per share	2,000,000 shares	$36.62	$73,240,000.00	$8,503.16

(1)	The proposed maximum aggregate offering price has been estimated solely for the purposes of computing the Registration Fee pursuant to the provisions of Rule 457(c) and 457(h) and is based upon a price of $36.62 per share, being the average of the high and low transaction prices of the registrant’s common stock per share as reported on the New York Stock Exchange on April 18, 2011.
EXPLANATORY NOTE
     Pursuant to General Instruction E of Form S-8, this registration statement is being filed to register an additional 2,000,000 shares of the registrant’s common stock, $0.01 par value, which are securities of the same class as other securities for which a registration statement filed on Form S-8 relating to the RehabCare Group, Inc. 2006 Equity Incentive Plan is effective. The contents of the registrant’s registration statement on Form S-8 (File No. 333-138628) are hereby incorporated by reference into this registration statement.
PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Certain Documents by Reference.
The following documents filed by the registrant with the Securities and Exchange Commission are incorporated herein by reference:
(i)	the registrant’s annual report on Form 10-K for the year ended December 31, 2010;

(ii)	the registrant’s current report on Form 8-K filed on April 11, 2011; and

(iii)	the description of the registrant’s common stock set forth in the registrant’s registration statement filed on Form 8-A effective as of June 25, 1991, pursuant to Section 12 of the Securities Exchange Act of 1934, including any amendments or reports filed for the purpose of updating such description.
All documents deemed filed by the registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 after the date of this registration statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities remaining unsold shall be deemed to be incorporated by reference in this registration statement and to be made a part hereof from the date of filing of such documents. Any statements contained herein or in a document incorporated herein by reference shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained in a subsequently filed document incorporated herein by reference modifies or supersedes such document. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.
Item 8. Exhibits.
The Exhibit Index immediately preceding the exhibits is incorporated herein by reference.

II-1

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the County of St. Louis, State of Missouri, on April 21, 2011.

RehabCare Group, Inc.
By:	/s/ John H. Short
John H. Short
President and Chief Executive Officer

POWER OF ATTORNEY
     Each person whose signature appears below constitutes and appoints John H. Short and Jay W. Shreiner, or either of them singly, his or her true and lawful attorneys-in-fact and agents, with full powers of substitution and re-substitution, for him or her and in his or her name, place or stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Commission, hereby granting unto said attorneys-in-fact and agents, and either of them singly, full power and authority to do and perform each and every act and things requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them singly, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ John H. Short John H. Short	President, Chief Executive Officer and Director (Principal Executive Officer)	April 21, 2011

/s/ Jay W. Shreiner Jay W. Shreiner	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	April 21, 2011

/s/ Jeff A. Zadoks Jeff A. Zadoks	Senior Vice President and Chief Accounting Officer (Principal Accounting Officer)	April 21, 2011

/s/ Colleen Conway-Welch Colleen Conway-Welch	Director	April 21, 2011

Signature	Title	Date

/s/ Christopher T. Hjelm Christopher T. Hjelm	Director	April 21, 2011

/s/ Anthony S. Piszel Anthony S. Piszel	Director	April 21, 2011

/s/ Suzan L. Rayner Suzan L. Rayner	Director	April 21, 2011

/s/ Harry E. Rich	Director	April 21, 2011
Harry E. Rich

/s/ Larry Warren	Director	April 21, 2011
Larry Warren

/s/ Theodore M. Wight	Director	April 21, 2011
Theodore M. Wight

INDEX TO EXHIBITS

Exhibit	Description
5.1	Opinion of Armstrong Teasdale LLP

23.1	Consent of Armstrong Teasdale LLP (incorporated in Exhibit 5.1)

23.2	Consent of KPMG LLP

24.1	Power of Attorney (see Signature Page)

99.1	Amended and Restated RehabCare Group, Inc. Equity Incentive Plan